UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2009

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WCI Communities, Inc. and WCI and its affiliated debtors and debtors in possession (collectively, the “Debtors”) (“WCI”) received approval on February 4, 2009, from the United States Bankruptcy Court for the District of Delaware pursuant to 11 U.S.C. 105(a) and 363(b) for authority to adopt and implement a postpetition incentive plan for certain key employees (the “Key Employee Incentive Plan”). The Key Employee Incentive Plan is designed to motivate certain of their key employees to meet or exceed the Debtors’ financial and operational goals, thereby aligning the interests of such employees with those of the Debtors’ stakeholders. The payment of bonuses under the proposed Key Employee Incentive Plan will be based on clearly defined performance metrics and will incentivize the Debtors’ key employees to continue their services and efforts during the Debtors’ reorganization under chapter 11 and to maximize the value of the Debtors’ estates. The Key Employee Incentive Plan consists of both management incentive compensation (“MIC”) and emergence incentive compensation (“EIC”).

Payment of incentive bonuses under the MIC is not guaranteed and will only be paid upon the achievement of threshold (90%), target (100%) or maximum (110%) levels of certain 2009 consolidated financial objectives (the “Financial Objectives”). These Financial Objectives, which were premised upon the Debtors’ financial forecasts prepared in connection with obtaining postpetition financing, (the “2009 DIP Budget”) include, at target levels, attaining (i) cash flow from operations of $31,887,000, excluding land and bulk sales unless such sales were specifically included in Debtors’ financial forecasts prepared in connection with obtaining postpetition financing, and (ii) gross margins on home and tower sales of $17,492,000, excluding asset impairment charges that are recorded in 2009. Payouts under the MIC are determined as follows:

(i) The two Financial Objectives will be weighted equally in calculating MIC bonuses. However, no MIC bonus will be paid if the Debtors do not achieve at least threshold performance of both Financial Objectives;

(ii) Threshold (90%) performance of each Financial Objective results in a 75% payment of an individual’s MIC bonus;

(iii) Target (100%) performance of each Financial Objective results in a 100% payment of an individual’s MIC bonus;

(iv) Maximum (110%) performance of each Financial Objective results in a 125% payment of an individual’s MIC bonus; and

(v) MIC bonus payouts are interpolated between levels of financial performance. For example, 95% performance of each Financial Objective results in an 87.5% payment of an individual’s MIC bonus.

Subject to confirmation of financial performance by the Executive Compensation Committee, bonuses under the MIC will (a) vest on the date (the “MIC Vesting Date”) that is the earlier of (i) the effective date of a confirmed chapter 11 plan, (ii) the successful consummation of a sale of substantially all of the Debtors’ assets to one or more acquirers or (iii) January 1, 2010 and (b) be paid by the Debtors no later than 30 days following the MIC Vesting Date. The MIC Vesting Date is the same for the six EIC participants that hold positions of executive vice president, senior vice president or higher except that the January 1, 2010 date does not apply. Although the MIC Vesting Date is the same for the EIC Participants that hold positions of executive vice president, senior vice president or higher, the payment date of MIC bonuses to such participants shall be deferred if the MIC Effective Date is January 1, 2010. Specifically, all MIC bonuses earned by such participants shall be paid by the Debtors, or in the event the Debtors’ chapter 11 cases are converted to chapter 7, by the chapter 7 trustee, no later than 30 days following the earlier of (i) the effective date of a confirmed chapter 11 plan, or (ii) the successful consummation of a sale of substantially all of the Debtors’ assets to one or more acquirers. Calculation of bonuses earned under the MIC will be based on actual cumulative financial performance as measured against; the monthly DIP Budget from January 1, 2009 through and including the last complete month preceding the MIC Vesting Date (the “MIC Period”). The proposed MIC bonus amounts assume a twelve month MIC Period; however, if the MIC Period is less than twelve months, any bonus payouts will be prorated based on the actual number of months in the MIC Period.

Employees eligible to participate in the MIC portion of the Key Employee Incentive Plan include a total of 63 key managers (the “MIC Participants”). The threshold, target and maximum MIC bonuses for all of the MIC Participants total approximately $1,776,000, $2,368,000 and $2,960,000, respectively. Each MIC Participant’s individual MIC bonus has been established based upon a percentage of base salary and the MIC Participant’s position; provided, however, that the Debtors’ Chief Executive Officer has authority to adjust each MIC Participant’s threshold, target and maximum bonus so long as (i) the combined aggregate threshold, target and maximum bonus levels are not exceeded, (ii) the MIC Participant’s adjustment does not exceed $25,000, or to the extent it does exceed $25,000 the Executive Compensation Committee has approved the adjustment, and (iii) the Debtors provide notice to their prepetition secured lenders and the Official Committee of Unsecured Creditors (the “Creditors Committee”) of any such adjustments; provided prepetition secured lenders and the Creditors’ Committee shall have two (2) days from receipt of notice to object and if such objection is not consensually resolved the Debtors shall be required to get Court approval of such adjustment.

Based on actual financial performance results the following Compensation Table reflects MIC bonuses that could be payable to the named executive officers:

	Less than Threshold	Threshold	Target	Maximum
David Fry, Interim CEO and President;	$0	$198,000	$264,000	$330,000
Russell Devendorf, SVP & CFO	$0	$61,875	$82,500	$103,125
Jonathan Pertchik, Chief Restructuring Officer	$0	$123,750	$165,000	$206,000
Timothy Oak, Vice President	$0	$121,500	$162,000	$203,000
Reinaldo Mesa, President Real Estate Services	$0	$85,500	$114,000	$143,000

Under the EIC, 19 of the 63 MIC Participants (the “EIC Participants”) would be eligible to receive additional cash awards that would (a) vest on the date (the “EIC Vesting Date”) that is the earlier of (i) the effective date of a confirmed chapter 11 plan, or (ii) the successful consummation of a sale of substantially all (at least 90%) of the Debtor’s assets to one or more acquirers, and (b) be paid by the Debtors no later than 30 days following the EIC Vesting Date, provided, however, no EIC awards shall be paid in the event of a chapter 7 liquidation.

Calculation of the EIC awards will be based upon the month in which the EIC Vesting Date occurs, as set forth in the table below.

EIC Vesting Date	Aggregate Amount of EIC Bonuses
Prior to August 2009	$2,331,000
August 2009	$2,098,000
September 2009	$1,865,000
October 2009	$1,632,000
November 2009	$1,399,000
December 2009	$1,166,000
After December 2009	$ 466,000

Based on the actual EIC Vesting Date the following table reflects EIC bonuses that could be payable to named executive officers.

	Minimum	Target	Maximum
David Fry, Interim CEO and President;	$110,000	$396,000	$550,000
Russell Devendorf, SVP & CFO	$34,375	$123,750	$171,875
Jonathan Pertchik, Chief Restructuring Officer	$69,000	$248,000	$344,000
Timothy Oak, Vice President	$68,000	$243,000	$338,000
Reinaldo Mesa, President Real Estate Services	$48,000	$171,000	$238,000

An employee’s claim for certain long term cash incentive awards (“LTCIs”) shall be waived and released if such employee receives any payment under the Key Employee Incentive Plan. In 2006 and 2007, the Executive Compensation Committee authorized the award of LTCIs to various employees of the Debtors. The LTCIs are essentially retention bonuses that were calculated based on the employees’ prior performance and future potential. The LTCIs awarded in 2006 vest in full on January 30, 2009, while the LTCIs awarded in 2007 vested 50% (and were paid) on March 2, 2008 and the remaining 50% vesting will occur on March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s James D. Cullen
Name:	James D. Cullen
Title	Vice President Deputy General Counsel

Date: February 10, 2009